ATTACHMENT FOR CURRENT FILING OF N-SAR SUB-ITEM 77M

Immediately after the close of business on March 31, 2009, the Lifestyle Balanced Trust will acquire the assets (subject to all the liabilities) of Managed Trust in exchange for the shares of the Lifestyle Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-27, 2008 and by shareholders of the Managed Trust on October 14, 2008. The terms of the transactions are set forth in the Plan of Reorganization dated November 7, 2008 attached as Sub-Item 77Q Exhibit F.

Immediately after the close of business on March 31, 2009, the Small Cap Growth Trust acquired the assets (subject to all the liabilities) of Emerging Growth Trust in exchange for the shares of the Small Cap Growth Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-27, 2008 and by shareholders of the Emerging Growth Trust on October 14, 2008. The terms of the transactions are set forth in the Plan of Reorganization dated November 7, 2008 attached as Sub-Item 77Q Exhibit F.

Immediately after the close of business on March 31, 2009, the Small Growth Cap Trust acquired the assets (subject to all the liabilities) of Small Cap Trust in exchange for the shares of the Small Cap Growth Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-27, 2008 and by shareholders of the Small Cap Trust on October 14, 2008. The terms of the transactions are set forth in the Plan of Reorganization dated November 7, 2008 attached as Sub-Item 77Q Exhibit F.

Immediately after the close of business on March 31, 2009, the Fundamental Value Trust acquired the assets (subject to all the liabilities) of U.S. Core Trust in exchange for the shares of the Fundamental Value Trust. The transaction was approved by the Board of Trustees of each portfolio on June 24-27, 2008 and by shareholders of the U.S. Core Trust on October 14, 2008. The terms of the transactions are set forth in the Plan of Reorganization dated November 7, 2008 attached as Sub-Item 77Q Exhibit F.